UNDERLYING FUNDS TRUST
SECOND AMENDMENT TO THE
SELLING AGENT AGREEMENT

THIS SECOND AMENDMENT dated as of  the 21st day of  April, 2008, to the Selling Agent Agreement, dated as of April 28, 2006, as amended April 12, 2007 (the “Agreement”), is entered into by and between Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and Quasar Distributors, LLC, a Delaware limited liability company (“the Selling Agent”).

RECITALS

WHEREAS, the Trust and the Selling Agent have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds; and

WHEREAS, Section 11, paragraph B of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

UNDERLYING FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/Kristina Labermeier	By: /s/ James R. Schoenike

Printed Name: Kristina Labermeier	Printed Name: James R. Schoenike

Title: CCO	Title: President

Exhibit A
to the
Underlying Funds Trust
Selling Agent Agreement

Separate Series of Underlying Funds Trust

Name of  Series
Convertible Bond Arbitrage -1 Portfolio
Fixed Income Arbitrage – 1 Portfolio
Merger Arbitrage – 1 Portfolio
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity – Momentum – 1 Portfolio
Long/Short Equity – Deep Discount Value – 1 Portfolio
Long/Short Equity – International – 1 Portfolio
Long/Short Equity - Global – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Global Hedged Income – 1 Portfolio
Long/Short Equity – Healthcare/Biotech – 1 Portfolio
Equity Options Overlay – 1 Portfolio
Deep Value Hedged Income – 1 Portfolio
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources – 1 Portfolio